      As filed with the Securities and Exchange Commission on May 15, 2000
                                            Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                    GE Global Insurance Holding Corporation
             (Exact name of Registrant as specified in its charter)
                                --------------
               DELAWARE                              95-3435367
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)
                                  5200 Metcalf
                          Overland Park, Kansas 66201
                                 (913) 676-5200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                --------------
         JOHN M. CONNELLY, ESQ.                  GLENN J. GOGGINS, ESQ.
 Senior Vice President, General Counsel        Associate General Counsel
             and Secretary              General Electric Capital Services, Inc.
 GE Global Insurance Holding Corporation          260 Long Ridge Road
              5200 Metcalf                    Stamford, Connecticut 06927
      Overland Park, Kansas 66201                    (203) 357-4000
             (913) 676-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
         GARY I. HOROWITZ, ESQ.                 FRANCIS J. MORISON, ESQ.
       Simpson Thacher & Bartlett                Davis Polk & Wardwell
          425 Lexington Avenue                    450 Lexington Avenue
     New York, New York 10017-3954              New York, New York 10017
             (212) 455-2000                          (212) 450-4000
                                --------------
   Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.
                                --------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Title of Each                                    Proposed Maximum
     Class of                      Proposed Maximum    Aggregate      Amount of
 Securities to be    Amount to be  Aggregate Price   Offering Price  Registration
    Registered      Registered (1) Per Security (2)     (1) (2)          Fee
---------------------------------------------------------------------------------
 Debt Securities..  $2,000,000,000       100%        $2,000,000,000    $528,000

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(1) The initial public offering price of any Debt Securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such Debt Securities are first offered. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.
(2) Estimated solely for the purpose of calculating the registration fee which has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), and reflects the maximum offering price of Debt Securities that may be issued rather than the principal amount of any Debt Securities that may be issued at a discount.
                                --------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities Exchange Commission is effective. This Prospectus is not an offer +
+to sell these securities and it is not soliciting an offer to buy these       +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    Subject to Completion dated May 15, 2000

PROSPECTUS

                              GE Global Insurance
                              Holding Corporation

                                 $2,000,000,000

                                Debt Securities

  GE Global Insurance Holding Corporation may offer senior, unsecured debt securities from time to time.

                                  -----------

 We will  provide specific terms  of these  securities in supplements  to this
  Prospectus. Investing  in the Debt  Securities involves certain  risks. You should read this Prospectus, particularly the Risk Factors beginning on page 3, and any supplement carefully before you invest.

                                  -----------

 Neither  the Securities  and  Exchange Commission  nor  any state  securities commission has approved  or disapproved of these securities  or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

May   , 2000.

                               TABLE OF CONTENTS

About This Prospectus.......................................................   2
Where You Can Find More Information.........................................   2
Risk Factors................................................................   3
The Company.................................................................   5
Ratios of Earnings to Fixed Charges.........................................   5
Use of Proceeds.............................................................   5
Description of Debt Securities..............................................   5
Plan of Distribution........................................................  10
Legal Matters...............................................................  10
Experts.....................................................................  11

                               ----------------

                             ABOUT THIS PROSPECTUS

   This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the unsecured Debt Securities described in this Prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. This Prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this Prospectus and any prospectus supplement together with additional information described below under "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports and other information with the SEC. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Debt Securities:

  .  Our Annual Report on Form 10-K for the year ended December 31, 1999; and

  .  Our Quarterly Report on Form 10-Q for the quarter ended April 1, 2000.

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address: William J. Steilen, Vice President and Controller, GE Global Insurance Holding Corporation, 5200 Metcalf, Overland Park, Kansas 66201, Telephone: (913) 676-5200.

   You should rely only on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  RISK FACTORS

   Investing in the Debt Securities involves certain risks. You should carefully consider the information contained in this Prospectus and the following factors, among others, before purchasing the Debt Securities.

As a Holding Company, We Depend on Dividends from Our Subsidiaries

   We are a holding company and conduct our operations through our direct operating subsidiaries, Employers Reinsurance Corporation ("ERC"), GE Reinsurance Corporation ("GE Re") (formerly Kemper Reinsurance Corporation) and Medical Protective Corporation ("Medical Protective"). We depend on dividends from ERC, GE Re and Medical Protective to service our debt and meet our other obligations. The payment of dividends and other payments by ERC, GE Re and Medical Protective are subject to limitations imposed by the laws of the states of Missouri, Illinois and Indiana, respectively, where such subsidiaries are organized and domiciled. Substantially all of our other indirect subsidiaries are also subject to regulation by various state insurance departments and other foreign insurance regulators. As a result, our subsidiaries' ability to pay dividends or make loans or advances to us or any of our other affiliates without prior regulatory approval is limited by applicable regulations. In addition, the payment of dividends or other amounts by ERC, GE Re and Medical Protective or our other insurance subsidiaries that would otherwise be permitted without regulatory approval may be restricted under some circumstances.

The Debt Securities Are Subordinated to the Obligations of Our Subsidiaries

   We are a non-operating holding company and we conduct our business through our insurance subsidiaries. The Debt Securities will effectively be subordinated to the liabilities of our subsidiaries. If any of our subsidiaries becomes insolvent, or liquidates or reorganizes, our creditors and shareholders would not have the right to proceed against the subsidiary or cause its liquidation or bankruptcy under federal or state bankruptcy laws. The insurance laws of the domicile of the subsidiary would govern such proceedings and the relevant insurance commissioner would act as the liquidator or rehabilitator for the subsidiary. The creditors and policyholders of the subsidiary would receive payment in full from the assets of the subsidiary before we, as a shareholder, would receive any distribution therefrom.

We May Enter into Transactions Involving Issuance or Assumption of Debt

   We will issue the Debt Securities pursuant to an Indenture that does not limit the amount of Debt Securities or other unsecured, senior debt that we may issue under the Indenture or pursuant to some other agreement. The Indenture also does not limit our ability to incur indebtedness or give you protection in the event that our ultimate parent corporation, the General Electric Company, as our sole indirect stockholder, causes us to enter into a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Our Liability May Exceed Property and Casualty Loss Reserves

   Our reserves for losses and loss adjustment expenses are our estimates of amounts we will need to pay for reported and unreported claims and related loss adjustment expenses. Our estimates are based on certain assumptions related to the ultimate cost to settle such claims. Because of the inherent uncertainty in estimating reserves for losses and loss adjustment expenses, we cannot assure you that our ultimate liability will not exceed our reserves and, as a result, have a material adverse effect on our results of operations or financial position. We believe, however, that our aggregate reserves are adequate to meet our future obligations.

Inflation May Have a Significant Impact on Our Loss and Loss Adjustment Expense Costs on Claims

   Our ultimate loss and loss adjustment expense costs on claims that are not yet settled are increased by the effects of inflation. As a result, changes in the inflation rate could become a significant factor in determining appropriate loss reserves as well as reinsurance premium rates. Generally, the methods we use to estimate our loss reserves and to calculate our rates take into account the anticipated effects of inflation. However, until claims are ultimately settled, the full effect of inflation on our results cannot be known.

The Reinsurance Industry Is Highly Cyclical

   The property and casualty reinsurance industry is highly cyclical. Demand for reinsurance is significantly influenced by the underwriting results of primary property and casualty insurance companies, the prevailing general economic conditions, reinsurance premium rates and other variables. Factors such as volatile and unpredictable developments, including changes in what we believe is the propensity of courts to grant large awards, natural disasters and other catastrophic events can significantly affect the reinsurance industry's cyclical trends and profitability. In addition, fluctuations in interest rates and other changes in the investment environment which affect inflationary pressures may tend to affect the size of losses experienced by ceding primary insurance companies.

Legislative and Regulatory Proposals May Affect Our Business

   From time to time, various regulatory and legislative changes are proposed that may affect reinsurers. A substantial number of states have recently adopted, or are considering adopting, laws and regulations that, among other things, limit the ability of primary insurance companies to raise their premiums or to cancel or not renew existing policies. We cannot predict whether additional states will adopt any of these laws and regulations, the form in which these states might adopt any of these laws and regulations, or the effect, if any, these developments will have on us. In addition, we cannot predict whether any applicable jurisdictions will adopt legislative proposals relating to the payment of dividends, whether any such proposals will be adopted in the future or the effect, if any, any such proposal would have on us.

Our Foreign Operations Are Regulated by Foreign Authorities

   We conduct a portion of our business in foreign countries. The degree of regulation and supervision in these foreign jurisdictions varies from minimal in some to stringent in others. The licenses issued by foreign authorities to our foreign subsidiaries are subject to modification or revocation by such authorities, and our subsidiaries could be prevented from conducting business in certain jurisdictions where they currently operate.

We Operate in a Highly Competitive Environment

   We operate in a highly competitive environment. Concern about the financial stability of insurance companies has resulted in emphasis being placed upon insurance company ratings and there is some competitive advantage for insurance companies with higher ratings. Both ERC, one of our principal property and casualty insurance subsidiaries, and its major life insurance subsidiary, Employers Reassurance Corporation, are rated "A++ (Superior)" by A.M. Best Company ("A.M. Best"). Our other major direct subsidiaries, GE Re and Medical Protective, are rated "A (Excellent)" and "A+ (Superior)" by A.M. Best, respectively. In the area of claims-paying ability, ERC is rated "AAA" by Standard & Poor's Corporation and "Aaa" by Moody's Investor Services, Inc. Some of our other subsidiaries are also rated by certain domestic and foreign rating agencies. Claims-paying ability ratings do not reflect an insurer's ability to meet non-policy obligations, such as the repayment of indebtedness. In addition, we cannot give assurance that we will maintain the ratings for ERC or any of our other subsidiaries. Any downgrade in the ratings of our subsidiaries could adversely affect our business.

There Is No Prior Public Market for the Debt Securities

   The Debt Securities are a new issue of securities and there is no established trading market. Although we may list the Debt Securities on the New York Stock Exchange, we cannot assure the liquidity of the trading market for the Debt Securities.

                                  THE COMPANY

   GE Global Insurance Holding Corporation, through its direct and indirect subsidiaries, engages principally in the insurance and reinsurance business in the United States and throughout the world. All of the outstanding common stock of GE Global is owned by General Electric Capital Services, Inc., which in turn is wholly-owned, directly and indirectly, by General Electric Company. Neither of these affiliates will guarantee the Debt Securities.

   Reinsurance is a form of insurance in which a reinsurer indemnifies a primary insurer against part or all of the liability assumed by the primary insurer under one or more insurance policies.

   We engage in two principal business segments: (1) property and casualty insurance/reinsurance and (2) life reinsurance. Our principal product lines under the property and casualty segment are traditional property and casualty reinsurance, healthcare reinsurance and specialty insurance (generally primary property and casualty insurance). Our principal product lines under the life reinsurance segment are traditional life reinsurance and financial reinsurance. We also provide primary insurance products to hospitals, health maintenance organizations and medical professionals as part of our healthcare product line and to niche customers as part of our specialty product line.

   Our principal executive offices are located at 5200 Metcalf, Overland Park, Kansas 66201. Our telephone number is (913) 676-5200. When we refer to "GE Global", "we" or "our" in this Prospectus, we mean GE Global Insurance Holding Corporation and its subsidiaries on a consolidated basis, unless the context requires otherwise.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   We have set forth below the ratio of earnings to fixed charges for GE Global for the periods indicated. For the purposes of calculating this ratio, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness, minority interest in pre-tax earnings from affiliates and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                                                                       Three Months Ended
              Year Ended December 31,                                       April 1,
      ---------------------------------------------------------        ------------------
        1995       1996         1997         1998         1999                2000
      ----         ----         ----         ----         ----         ------------------
      5.01         5.80         6.33         6.83         5.10                2.87

                                USE OF PROCEEDS

   We will use the net proceeds that we receive from the sale of the Debt Securities offered by this Prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of other debt, capital expenditures, possible acquisitions, and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

General

   The following description of the Debt Securities is subject to the detailed provisions of the Indenture dated as of February 1, 1996 (the "Indenture"), between GE Global and The Chase Manhattan Bank, as trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Wherever we refer to particular provisions of the Indenture or terms defined therein, such provisions or definitions are incorporated by reference as a part of the statements made herein and the statements are qualified in their entirety by such reference.

   We will issue the Debt Securities in one or more series under the Indenture. The Indenture does not limit the amount of Debt Securities or other unsecured, senior debt which we may issue thereunder or limit the amount of other debt, secured or unsecured, which we may issue. The Debt Securities will be obligations exclusively of GE Global. We are a non-operating holding company and conduct our business through our subsidiaries. The Debt Securities will be effectively subordinated to the liabilities of our subsidiaries, including substantial claims for policy benefits under contracts of reinsurance and insurance and debt and preferred stock obligations. Currently, our only direct wholly-owned operating subsidiaries are ERC, GE Re and Medical Protective. All of our other indirect subsidiaries are directly or indirectly owned by ERC, GE Re and Medical Protective. Since substantially all of our subsidiaries are subject to regulatory control by various state insurance departments and other foreign insurance regulatory authorities, the ability of such subsidiaries to pay dividends or make loans or advances to us or to any of our other subsidiaries without prior regulatory approval is limited by applicable laws and regulations. The maximum amount available for the payment of dividends by ERC in any one year without prior regulatory approval is limited to the lesser of the prior year's net investment income (computed in accordance with statutory accounting requirements) or 10% of statutory policyholders' surplus as of the end of the previous year. During 2000, a maximum of $294 million of dividends can be paid by ERC without obtaining regulatory approval. The maximum amount available for the payment of dividends by GE Re or Medical Protective in any one year without prior regulatory approval is limited to the greater of the prior year's net income (computed in accordance with statutory accounting requirements) or 10% of statutory policyholders' surplus as of the end of the previous year. During 2000, GE Re cannot pay a dividend without obtaining regulatory approval. Medical Protective can pay a maximum of $66 million of dividends in 2000 without obtaining regulatory approval.

   We refer you to the Prospectus Supplement accompanying this Prospectus for the terms specified by GE Global pursuant to the Indenture of, and other information with respect to, the Debt Securities being offered thereby. Such terms may include:

  . the designation, the aggregate principal amount and the authorized denominations of such Debt Securities;

  . the percentage of their principal amount at which such Debt Securities will be issued;

  . the date or dates on which such Debt Securities will mature;

  . the currency, currencies or currency units in which the payments on such Debt Securities will be payable;

  . the rate or rates at which such Debt Securities will bear interest, if any, or the method of determination of such rate or rates;

  . the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom any such interest shall be payable;

  . the prices, if any, at which, and the dates at or after which, such Debt
    Securities must or may be repaid, repurchased or redeemed; and

  . the exchanges, if any, on which the Debt Securities may be listed.

   (Section 2.02)

   Interest, if any, is to be payable to the persons, and in the manner, specified in the Prospectus Supplement accompanying this Prospectus. Unless we specify otherwise in the Prospectus Supplement, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10)

   The Debt Securities will be unsecured and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of GE Global.

   Some of the Debt Securities may be issued as discounted Debt Securities to be sold at a substantial discount below their stated principal amount. There are federal income tax consequences and other special considerations that apply to any such discounted Debt Securities. We will describe any such consequences and considerations in the Prospectus Supplement with respect to any such Debt Securities.

   The Indenture does not contain any provisions that limit our ability to incur indebtedness or that afford holders of Debt Securities protection in the event that General Electric Company, as our sole indirect stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Global Debt Securities, Delivery and Form

   Unless otherwise specified in the Prospectus Supplement accompanying this Prospectus, the Debt Securities will be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee. The Depositary currently limits the maximum denomination of any single Global Note to $400,000,000. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of Debt Securities.

   Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

   The Depositary has advised us as follows:

  . The Depositary is

   . a limited purpose trust company organized under the laws of the State of New York;

   . a "banking organization" within the meaning of the New York banking law;

   . a member of the Federal Reserve System;

   . a "clearing corporation" within the meaning of the New York Uniform
     Commercial Code; and

   . a "clearing agency" registered pursuant to the provisions of Section
     17A of the Securities Exchange Act of 1934;

  . The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates;

  . The Depositary participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depositary;

  . Access to the Depositary book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly;

  . Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depositary will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the Debt Securities purchased by such underwriter or underwriters; and

  . Ownership of beneficial interests in a Global Note and the transfers of ownership will be effected only through records maintained by the Depositary (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form or securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

   So long as a nominee of the Depositary is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such Debt Securities under the Indenture. Except as provided below, you will not be entitled to have Debt Securities registered in your name, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

   Neither we, the Trustee, any paying agent nor any registrar of the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We will make payment of principal of, and interest on, Debt Securities represented by a Global Note to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those Debt Securities. The Depositary has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depositary will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depositary. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Certain Covenants of GE Global

   We shall not merge or consolidate with any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of our assets unless we will be the continuing corporation or the successor Person shall be a corporation organized under the laws of the United States or any state thereof and such other Person shall expressly assume our obligations under the Indenture. (Sections 11.01 and 11.02)

Modifications of the Indenture

   With the consent of the holders of at least 66 2/3% in aggregate principal amount of outstanding series of the Debt Securities that would be affected, the Indenture permits us and the Trustee to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of the holders of Debt Securities of each such series. However, without the consent of each holder of all of the outstanding Debt Securities affected by that modification, we may not: (i) among other things, extend the fixed maturity of any Debt Securities or reduce the principal amount thereof (including in the case of a discounted Debt Security the amount payable upon acceleration of the maturity thereof), reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest, if any, thereon; or (ii) reduce the percentage of principal amount of such Debt Securities of any series, the consent of the holders of which is required for any addition or modification or any waiver of any past default. (Section 10.02)

Events of Default

   An Event of Default with respect to any series of Debt Securities is any one of the following events:

  . a default in any payment of principal or premium, if any, on any Debt
    Security of such series;

  . a default for 30 days in the payment of any interest on any Debt Security of such series;

  . a default in the making or satisfaction of any sinking fund payment or analogous obligation of the Debt Securities of such series;

  . a default for 60 days after written notice to GE Global by the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of such series in the performance of any other covenant in respect of the Debt Securities of such series contained in the Indenture;

  . a default, as defined, with respect to any other series of Debt
    Securities outstanding under the Indenture or as defined in any other indenture or instrument evidencing or under which GE Global has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GE Global shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof by the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of such series, provided that the resulting Event of Default with respect to such series of Debt Securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness; or

  . certain events in bankruptcy, insolvency or reorganization.

   (Section 6.01)

   The Indenture requires GE Global to deliver to the Trustee annually a written statement as to the presence or absence of any default under the terms thereof. (Section 4.05) No Event of Default with respect to a particular series of Debt Securities under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Indenture provides that the Trustee may withhold notice to the holders of any series of Debt Securities issued thereunder of any default (except in the payment of principal, premium, if any, or interest, if any, on any of the Debt Securities of such series or in the making of any sinking fund instalment or analogous obligation with respect to such series) if the Trustee considers it in the interest of such securityholders to do so. (Section 6.08)

   If an Event of Default with respect to any series of Debt Securities is continuing, either the Trustee or the holders of 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all such Debt Securities to be due and payable immediately. However, under certain conditions the holders of a majority in principal amount of such Debt Securities then outstanding may annul such declaration. The holders of a majority in principal amount of all Debt Securities of a particular series then outstanding may waive on behalf of the holders of all Debt Securities of such series any past defaults with respect to such series (except, unless theretofore cured, a default in the payment of principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series, or the payment of any sinking fund instalment or analogous obligation on the Debt Securities of such series or in respect of a covenant or provision which cannot be modified without the consent of the holder of each Debt Security affected). (Sections 6.01 and 6.07)

   Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of Debt Securities shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders of Debt Securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02) Subject to such indemnification provision, the Indenture provides that the holders of a majority in principal amount of the Debt Securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided that the Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07)

Concerning the Trustee

   The Chase Manhattan Bank acts as trustee under several indentures with affiliates of GE Global and other subsidiaries of General Electric Company.

   Any material business and other relationships (including additional trusteeships), other than the present and prospective trusteeships referred to in the foregoing paragraph, between, on the one hand, GE Global,

General Electric Company or other affiliates of General Electric Company and, on the other hand, the Trustee are described in the Prospectus Supplement accompanying this Prospectus.

                              PLAN OF DISTRIBUTION

   We may sell any issue of the Debt Securities in any one or more of the following ways:

  .through one or more underwriters or dealers;

  .directly to one or more purchasers; or

  .through one or more agents.

   From time to time, we may receive, and may solicit, offers from underwriters to purchase all or a part of the Debt Securities, to be reoffered to the public through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone or otherwise. The managing underwriter or underwriters, if any, with respect to the offer and sale of the Debt Securities to which the Prospectus Supplement accompanying this Prospectus relates are set forth in such Prospectus Supplement and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. We will execute an underwriting agreement with any such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement. The Prospectus Supplement will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. Such Prospectus Supplement also states the discounts and commissions, if any, we will or are allowed to pay to the underwriters and describes all other items, if any, constituting underwriting compensation and the discounts and commissions we will, or are allowed to, pay the dealers, if any. If underwriters or dealers are used in the sale, the underwriters or dealers will acquire the Debt Securities for their own account and may resell the Debt Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined by the underwriter or dealer at the time of sale. The relevant underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, and GE Global will agree, under the underwriting agreement, to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

   Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by GE Global to such agent will be set forth, in the Prospectus Supplement accompanying this Prospectus. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents and dealers may be entitled under agreements entered into with GE Global to indemnification by GE Global against certain civil liabilities, including liabilities under the Securities Act of 1933.

   For further information with respect to the terms of the offering of Debt Securities in respect of which this Prospectus is being delivered, see the Prospectus Supplement accompanying this Prospectus.

                                 LEGAL MATTERS

   Except as may be otherwise specified in the Prospectus Supplement accompanying this Prospectus, certain legal matters in connection with the Debt Securities will be passed upon for GE Global by Simpson Thacher & Bartlett, New York, New York, and for the underwriters, agents or dealers by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

   The financial statements and schedules of GE Global Insurance Holding Corporation and its subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

   The following is an itemization of all fees and expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee................. $  528,000
Legal fees and expenses.............................................    200,000
Accounting fees and expenses........................................     50,000
Trustee's fees and expenses.........................................     20,000
Printing and engraving fees.........................................    100,000
Rating Agency fees..................................................    150,000
Miscellaneous expenses..............................................     50,000
                                                                     ----------
    Total........................................................... $1,098,000
                                                                     ==========

Item 15. Indemnification Of Directors And Officers

   Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify directors and officers against the reasonable expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action, suit or proceeding shall be in the right of the corporation, indemnification shall be provided only against reasonable expenses (including attorney's fees) and no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify. A corporation shall be required to indemnify against reasonable expenses (including attorney's fees) any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

   The By-Laws of GE Global provide that each person who at any time is or shall have been a director, officer, employee or agent of GE Global, or is or shall have been serving at the request of GE Global as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by GE Global in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware.

   GE Global intends to enter into one or more underwriting agreements which will include provisions regarding the indemnification of GE Global and its officers and directors by one or more underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The directors of GE Global are insured under officers and directors liability insurance policies purchased by General Electric Company. The directors, officers and employees of GE Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

Item 16. Exhibits

   The following exhibits are filed as part of this Registration Statement:

 Exhibit No. Description
 ----------- -----------
  1.1*       Form of Underwriting Agreement.

  1.2*       The Underwriting Agreement Standard Provisions dated February 21,
             1996.

    4*       Indenture, dated as of February 1, 1996, between GE Global and The
             Chase Manhattan Bank, as Trustee.

    5* Opinion of Simpson Thacher & Bartlett as to the legality of the Debt Securities.

  12         Statement of Computation of Ratio of Earnings To Fixed Charges.
             (The Statement, included as Exhibit 12 to GE Global's Form 10-Q for the quarter ended April 1, 2000, is hereby incorporated herein by reference.)

 23.1*       Consent of KPMG LLP.

 23.2*       Consent of Simpson Thacher & Bartlett. (The consent is included in
             Exhibit 5.)

   24*       Powers of Attorney. (The Powers of Attorney is included on page
             II-5 of the Registration Statement.)

   25*       Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Trustee.

--------
*  Filed herewith.

Item 17. Undertakings

      (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section (d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 15, 2000.

                                          GE Global Insurance Holding
                                          Corporation

                                                 /s/ Robert J. Dellinger
                                          By: _________________________________
                                                    Robert J. Dellinger
                                                   Senior Vice President

                               POWERS OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Dellinger and John M. Connelly, severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, together with all schedules and exhibits thereto, and to file the same with all scheduled exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, severally, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof, all on May 15, 2000.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on May 15, 2000.

                    Signature                                 Title
                    ---------                                 -----

              /s/ David L. Calhoun                  President, Chief Executive
      ______________________________________         Officer and Director
                 David L. Calhoun                    (Principal Executive
                                                     Officer)

            /s/ Robert J. Dellinger                 Senior Vice President,
      ______________________________________         Chief Financial Officer
               Robert J. Dellinger                   and Director (Principal
                                                     Financial Officer)

            /s/ Dennis D. Dammerman                 Chairman
      ______________________________________
               Dennis D. Dammerman

               /s/ James A. Parke                   Director
      ______________________________________
                  James A. Parke

              /s/ John M. Connelly                  Senior Vice President,
      ______________________________________         General Counsel and
                 John M. Connelly                    Director

             /s/ William J. Steilen                 Vice President and
      ______________________________________         Controller (Principal
                William J. Steilen                   Accounting Officer)

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
     1.1*    Form of Underwriting Agreement.

     1.2*    The Underwriting Agreement Standard Provisions dated February 21,
             1996.

       4*    Indenture, dated as of February 1, 1996, between GE Global and The
             Chase Manhattan Bank, as Trustee.

       5* Opinion of Simpson Thacher & Bartlett as to the legality of the Debt Securities.

     12      Statement of Computation of Ratio of Earnings To Fixed Charges.
             (The Statement, included as Exhibit 12 to GE Global's Form 10-Q for the quarter ended April 1, 2000, is hereby incorporated herein by reference.)

    23.1*    Consent of KPMG LLP.

    23.2*    Consent of Simpson Thacher & Bartlett. (The consent is included in
             Exhibit 5.)

      24*    Powers of Attorney. (The Powers of Attorney is included on page
             II-5 of the Registration Statement.)

      25*    Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Trustee.

--------
*  Filed herewith.